Exhibit 99.1

NYSE American: UEC

URANIUM ENERGY CORP ANNOUNCES FULL EXERCISE AND CLOSING OF
OVER-ALLOTMENT OPTION FOR $30 MILLION IN PUBLIC OFFERING

Corpus Christi, TX, October 9, 2025 – Uranium Energy Corp. (NYSE American: UEC, the “Company” or “UEC”) announced today that, in furtherance of its previously announced public offering (the “Offering”) of 15,500,000 shares of common stock (each, a “Share”) at a price of $13.15 per Share, the underwriter has exercised its option to purchase an additional 2,325,000 Shares of its common stock for additional gross proceeds of $30,573,750.

The Company intends to use the net proceeds from the Offering to accelerate the development of a new, state-of-the-art American uranium refining and conversion facility through its wholly owned subsidiary, United States Uranium Refining & Conversion Corp. (“UR&C”), as well as for general corporate and working capital purposes,

Goldman Sachs & Co. LLC acted as the sole underwriter for the Offering.

The Company has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) which became automatically effective upon filing on November 16, 2022. The Offering was made solely by means of a prospectus and a prospectus supplement that form a part of the registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the Offering may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 866-471-2526 or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted and ramp-up commenced at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming Powder River Basin hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only uranium royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company’s UR&C initiative aims at positioning UEC as the only vertically integrated U.S. uranium company with mining and processing operations and planned refining and conversion capabilities. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to future events. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current expectations, estimates, beliefs and assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of the future and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in the Company’s filings with the SEC, including those set forth in the registration statement for the Offering and the preliminary prospectus supplement, as filed with the SEC. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release, except as required by law.

Investor Relations:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

Email: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103